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                                                                   Exhibit 3.208

                                 New York State
                               Department of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EMCARE OF NEW YORK, INC.

                Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

      FIRST: The name of the corporation is: EMCARE OF NEW YORK, INC.

      SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

      For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise, all of the powers conferred by the Business Corporation law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

      THIRD: The number of shares which the corporation shall have the authority to issue is 1,000, at $0.01 par value.

      FOURTH: The principal office of the corporation is to be located in the County of New York, State of New York.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                      c/o National Registered Agents, Inc.
                                      440 9th Avenue, 5th Floor
                                      New York, NY  10001

The undersigned incorporator is of the age of eighteen years or older.

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IN WITNESS WHEREOF, this certificate has been subscribed this 9th day of April ,
1998 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

     /s/ William F. Miller III
--------------------------------------
William F. Miller III, Incorporator                      1717 Main Street, #5200
                                                         Dallas, Texas  75201

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                              CERTIFICATE OF CHANGE

                                       OF

                            EMCARE OF NEW YORK, INC.

         (Pursuant to Section 805-A(b) of the Business Corporation Law)

FIRST: The name of the corporation is EMCARE OF NEW YORK, INC. and if it has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on April 24, 1998.

THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

      "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, NY 10001."

FOURTH: A notice of the proposed change has been sent to the corporation by the party signing this Certificate not less than thirty days prior to this filing and no objection to the change has been received.

FIFTH: The party signing this change is the party to whom the Secretary of State is required to send copies of service of process.

Executed on this 23rd day of June, 2002.

                                      National Registered Agents, Inc.

                                                /s/ Dennis E. Howarth
                                      ------------------------------------------
                                      Dennis E. Howarth, President

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                                 New York State
                               Department of State
                     Division of Corporations State Records
                           and Uniform Commercial Code
                                 41 State Street
                                Albany, NY 12231

                              CERTIFICATE OF CHANGE
                                       OF

                            EMCARE OF NEW YORK, INC.
                      (Insert Name of Domestic Corporation)

               Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: EMCARE OF NEW YORK, INC.

If the name of the corporation has been changed, the name under which it was formed is: _____________________________________________________________________

SECOND: The certificate of incorporation was filed by the Department of State on: April 24, 1998

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

      _ The county location, within this state, in which the office of the corporation is located, is changed to: _____________________________

      X The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to: c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2543

      _     The corporation hereby: [check one]

            X Designates Corporation Service Company 80 State Street, Albany, NY 12207-2543 as its registered agent upon whom process against the corporation may be served.

            _     Changes the designation of its registered agent to: __________
                  ______________________________________________________________

            _     Changes the address of its registered agent to: ______________
                  ______________________________________________________________

            _     Revokes the authority of its registered agent.

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FOURTH:  The change was authorized by the board of directors.

         /s/ Laura R. Dunlap                   LAURA R. DUNLAP, Attorney in Fact
------------------------------------       -------------------------------------
         (Signature)                           (Name and Capacity of Signer)

                              CERTIFICATE OF CHANGE

                                       OF

                            EMCARE OF NEW YORK, INC.
                      (Insert Name of Domestic Corporation)

               Under Section 805-A of the Business Corporation Law

Filer's Name: ROBYN E. BAKALAR

Address: 5200 1717 MAIN STREET

City, State and Zip Code: DALLAS, TX 75201

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

________________________________________________________________________________
For Office Use Only